Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 12, 2013, relating to the financial statements and the operating effectiveness of the internal controls over financial reporting of Mitek Systems, Inc. for the years ended September 30, 2013 and September 30, 2012, which appears in Mitek Systems, Inc.’s Annual Report on Form 10-K for the year ended September 30, 2013.

/s/ Mayer Hoffman McCann P.C.

San Diego, California

February 26, 2014